Exhibit 99.1

Goldman Sachs BDC, Inc. Amends Its Revolving Credit Facility In Connection with Its Reduced Asset Coverage Requirement

Company Release – September 17, 2018

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (the “Company”, “GS BDC”) (NYSE: GSBD) announced today that it has amended its senior secured revolving credit agreement (the “Revolving Credit Facility”) to, among other things, reduce the Company’s minimum asset coverage ratio financial covenant from 200% to 150% as further described in the Revolving Credit Facility. There was no fee or change in borrowing cost under the Revolving Credit Facility in connection with the Amendment.

This amendment follows the passage of the Small Business Credit Availability Act (“SBCA Act”) in March, 2018, which seeks to increase the availability of funding to middle market U.S. companies by increasing capital available to business development companies, such as GS BDC.

“Since the passage of the SBCA Act approximately six months ago, we have worked diligently to secure the necessary approvals from our various stakeholders to position the Company to benefit from the increased flexibility resulting from the change in law. This amendment to our credit facility marks the last necessary approval in that process, and we look forward to continuing to execute our core strategy of direct lending to middle market businesses, but with the added benefit of a broader product set for borrowers” said Brendan McGovern, CEO of the Company.

Jonathan Lamm, the Company’s Chief Financial Officer, remarked “We appreciate the thought leadership from our lending syndicate as we executed on this important amendment to our borrowing facility. We expect to continue to finance the Company in a prudent manner, which includes seeking to further diversify our sources of funding, and endeavoring to maintain a meaningful cushion to the asset coverage limitation.”

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2018.

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. We believe that it is important to communicate our future expectations to our investors. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.